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                                                                Exhibit No. 21.1

                         SUBSIDIARIES OF THE REGISTRANT



Subsidiary Name                                          State of Incorporation
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JUDGE TECHNICAL SERVICES, INC.                           Delaware

ON-SITE SOLUTIONS, Inc.                                  California

THE BERKELEY ASSOCIATES CORPORATION                      Delaware

JUDGE.COM, INC.                                          Pennsylvania